THE ADVISORS' INNER CIRCLE FUND II


                  AMENDMENT NO. 1 TO THE AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST


         The undersigned, being all of the Trustees of The Advisors' Inner Circle Fund II, an openend investment management company established under Massachusetts law as a Massachusetts voluntary association (commonly known as a business trust) under an Amended and Restated Agreement and Declaration of Trust dated August 10, 2004 (the "Declaration of Trust"), and being authorized by
Article IX, Section 7 of the Declaration of Trust to effect this amendment, do hereby amend, effective upon the signing of this instrument, the Declaration of Trust as follows:

         The last paragraph of Article IV, Section 3 is hereby replaced with the following:

         The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by Trustees. Except as otherwise provided herein or from time to time in the ByLaws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (if a quorum be present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by which all persons participating in the meeting can communicate with each other simultaneously and participation by such means shall constitute presence in person at a meeting, or by consent of a majority of the Trustees then in office either in writing or by electronic transmission.



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         This  Amendment  may  be  executed  in a number of counterparts, all of which  shall  be  deemed  one  and  the  same  instrument.

         IN WITNESS WHEREOF, the undersigned being all of the Trustees of the Trust have executed this Amendment as of this 15th day of May, 2012.


         /s/ Rober A. Nesher                            /s/ William M. Doran
         ----------------------------                   ------------------------
         Robert A. Nesher                               William M. Doran


         /s/ James M. Storey                            /s/ Charles E.  Carlbom
         ----------------------------                   ------------------------
         James M. Storey                                Charles E. Carlbom


         /s/ George J. Sullivan, Jr.                    /s/ Mitchell A. Johnson
         ----------------------------                   ------------------------
         George J. Sullivan, Jr.                        Mitchell A.Johnson


         /s/ Betty L. Krikorian                         /s/ John K.Darr
         ----------------------------                   ------------------------
         Betty L. Krikorian                             John K. Darr


         /s/ Bruce Speca                                /s/ Joseph T.Grause, Jr.
         ----------------------------                   ------------------------
         Bruce Speca                                    Joseph T. Grause, Jr.